     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2004
                                                REGISTRATION NO. 333-______

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                          WILMINGTON TRUST CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Delaware                                      51-0328154
--------------------------------------------------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)


         Rodney Square North
       1100 North Market Street
         Wilmington, Delaware                              19890
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)

                        2004 Employee Stock Purchase Plan
                          2004 Executive Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plans)

                              Gerard A. Chamberlain
                     Vice President and Assistant Secretary
                          Wilmington Trust Corporation
                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (302) 651-1268
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum
                                                     offering           Proposed maximum        Amount of
 Title of securities to     Amount                   price per share    aggregate               registration
 be registered              to be registered         (3)                offering price (3)      fee
 Options (1)
 Common Stock, par value
 $1.00 per share            1,100,000 (2)            $35.075            $38,582,500             $4,888.40


(1) Since Wilmington Trust Corporation ("WTC") will distribute the options to be registered hereunder for no value, no separate registration fee is required.

(2) This registration statement relates to the issuance of up to 1,100,000 shares of WTC's common stock pursuant to our 2004 Employee Stock Purchase Plan and 2004 Executive Incentive Plan (the "Plans").

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Plans.

(3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price per unit of common stock is based upon $35.075, the average of the high and low sale prices of WTC's common stock on the New York Stock Exchange on April 15, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

      The following documents, which we have filed with the SEC, are incorporated herein by reference:

      1.    Annual Report on Form 10-K for the year ended December 31, 2003;

      2.    Periodic Report on Form 8-K filed April 5, 2004;

      3. The description of our common stock contained on pages 27 through 29 of the proxy statement of Wilmington Trust Company dated May 2, 1991; and

      4. The description of our preferred stock purchase rights contained in the Registration Statement on Form 8-A filed on January 28, 1995

      All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, are deemed to be incorporated by reference in and to be a part of this registration statement from the date of filing those reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement is deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any other document subsequently filed that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Gerard A. Chamberlain, Esquire, Philadelphia, Pennsylvania, has passed upon the validity of our common stock offered hereby. Mr. Chamberlain is an officer and employee of Wilmington Trust Company, all of whose stock is owned by WTC, and an officer of WTC and other of its subsidiaries. Mr. Chamberlain owns stock and options to purchase stock in WTC.


Item 6. Indemnification of Directors and Officers.

         Our Restated Certificate of Incorporation provides that a director will not be liable to WTC or its stockholders for monetary damages for breach of fiduciary duty as a director, unless that limitation on liability is not permitted under Delaware's General Corporation Law. Our Bylaws provide that we will indemnify a person threatened to be made a party or otherwise involved in any proceeding because he or she is or was our director, or is or was serving at our request as a director, officer, employee or agent of another entity that is not a subsidiary or affiliate of WTC, against liability that person suffers and expenses that person incurs. We must indemnify a person in connection with a proceeding that person initiates only if our Board of Directors authorized that proceeding.

      Our Bylaws further provide that we may indemnify a person threatened to be named a party or otherwise involved in any proceeding because he or she is or was an officer, employee or agent of WTC or a director, officer, employee or agent of a subsidiary or affiliate of WTC, against liability that person suffers or expenses that person incurs.

      Section 145 of Delaware's General Corporation Law provides that a corporation may indemnify its officers, directors, employees and agents (or persons who served, at the corporation's request, as officers, directors, employees or agents of another corporation) against expenses they incur in defending any action as a result of being a director, officer, employee or agent if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interests. In the case of any criminal action or proceeding, the individual must have had no reason to believe his or her conduct was unlawful.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit
Number     Exhibit
------     -------
5          Opinion of counsel as to legality of registrant's common stock

23.1       Consent of Gerard A. Chamberlain, Esquire
           (included in Exhibit 5)

23.2       Consent of KPMG LLP

24         Power of Attorney of Directors and Officers
           of the registrant (included on the signature pages of this registration statement)

Item 9. Undertakings.

            A.    The undersigned registrant hereby undertakes:

            (a) (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on April 15, 2004.

                                              WILMINGTON TRUST CORPORATION


                                              By: /s/ Ted T. Cecala
                                                 -------------------------------
                                                 Ted T. Cecala,
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. DiGregorio and/or Gerard A. Chamberlain his or her true and lawful attorney(s)-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorney(s) - in-fact and agent(s), or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
                                          /s/ Ted T. Cecala
                                          --------------------------------------
                                          Ted T. Cecala
                                          Director, Chairman of the Board
                                          and Chief Executive Officer

                                          (Date)   April 15, 2004


                                          /s/ Robert V.A. Harra, Jr.
                                          --------------------------------------
                                          Robert V.A. Harra, Jr.
                                          Director, President and
                                          Chief Operating Officer

                                          (Date)   April 15, 2004



                                          /s/ David R. Gibson
                                          --------------------------------------
                                          David R. Gibson
                                          Executive Vice President and Chief
                                          Financial Officer
                                          (Principal Financial Officer)

                                          (Date)   April 15, 2004


                                          /s/ Gerald F. Sopp
                                          --------------------------------------
                                          Gerald F. Sopp
                                          Controller
                                          (Principal Accounting Officer)

                                          (Date)  April 15, 2004

                                          /s/ Carolyn S. Burger
                                          --------------------------------------
                                          Carolyn S. Burger
                                          Director and Member of
                                          Wilmington Trust's Compensation
                                          Committee

                                          (Date)   April 15, 2004



                                          /s/ Richard R. Collins
                                          --------------------------------------
                                          Richard R. Collins
                                          Director

                                          (Date)   April 15, 2004



                                          --------------------------------------
                                          Charles S. Crompton, Jr.
                                          Director and Member of Wilmington
                                          Trust's Compensation Committee

                                          (Date)   April 15, 2004



                                          /s/ R. Keith Elliott
                                          --------------------------------------
                                          R. Keith Elliott
                                          Director and Member of Wilmington
                                          Trust's Compensation Committee

                                          (Date)   April 15, 2004

                                          /s/ Rex L. Mears
                                          --------------------------------------
                                          Rex L. Mears
                                          Director

                                          (Date)   April 15, 2004


                                          /s/ Hugh E. Miller
                                          --------------------------------------
                                          Hugh E. Miller
                                          Director

                                          (Date)   April 15, 2004



                                          --------------------------------------
                                          Stacey J. Mobley
                                          Director and Chairperson of Wilmington
                                          Trust's Compensation Committee

                                          (Date)   April 15, 2004


                                          /s/ David P. Roselle
                                          --------------------------------------
                                          David P. Roselle
                                          Director

                                          (Date)   April 15, 2004


                                          /s/ H. Rodney Sharp, III
                                          --------------------------------------
                                          H. Rodney Sharp, III
                                          Director and Member of Wilmington
                                          Trust's Compensation Committee

                                          (Date)   April 15, 2004

                                          /s/ Thomas P. Sweeney
                                          --------------------------------------
                                          Thomas P. Sweeney
                                          Director

                                          (Date)   April 15, 2004


                                          /s/ Robert W. Tunnell, Jr.
                                          --------------------------------------
                                          Robert W. Tunnell, Jr.
                                          Director

                                          (Date)   April 15, 2004

      Pursuant to the requirements of the Securities Act of 1933, the following individuals, who will administer the 2004 Employee Stock Purchase Plan, have duly caused this registration statement to be signed, thereunto duly authorized, in the City of Wilmington, State of Delaware, on April 15, 2004.

                                           2004 EMPLOYEE STOCK
                                           PURCHASE PLAN



                                           /s/ William J. Farrell, II     (SEAL)
                                           -------------------------------
                                           William J. Farrell, II
                                           Chairman



                                           /s/ Howard K. Cohen            (SEAL)
                                           -------------------------------
                                           Howard K. Cohen



                                           /s/ I. Gail Howard             (SEAL)
                                           -------------------------------
                                           I. Gail Howard



                                           /s/ Gerald F. Sopp             (SEAL)
                                           -------------------------------
                                           Gerald F. Sopp

                                  EXHIBIT INDEX

Exhibit
Number   Exhibit
------   -------
5        Opinion of counsel as to legality of registrant's common stock

23.1     Consent of Gerard A. Chamberlain, Esquire
         (included in Exhibit 5 hereto)

23.2     Consent of KPMG LLP

24 Power of Attorney of Directors and Officers (included on the signature pages of this registration statement)